POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, Michael K. Keddington, located at One Campus Martius, Detroit MI 48226, do hereby nominate, constitute and appoint Michael A. Sosin, Steve Mackewich, or Terri Trainor Clark, with offices at One Campus Martius, Suite 700, Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Covisint Corporation.

In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here unto set my hand this 16th day of April, 2014.

In presence of

Witness                                 /s/ Michael K. Keddington
/s/ Teresa Harris                  Signature
Signature

Subscribed and sworn to before me
this 16th day of April, 2014


Notary Public

Jennifer Fournier
Printed Name

/s/ Jennifer Fournier
Signature
Acting in Wayne County,
State of Michigan
My Commission expires: September 15, 2019